EXHIBIT 99.2

CONSENT OF NOMINEE FOR DIRECTOR

Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-4 (the “ Registration Statement ”) of 2020 ChinaCap Acquirco, Inc., the undersigned hereby consents to being named and described as a director nominee in the Registration Statement and any amendment or supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement, and to the filing or attachment of this consent with such Registration Statement and any amendment or supplement thereto.

Date: September 28, 2009	By:	/s/ Jin Jichun
	Name:	Jin Jichun